EXHIBIT 99.1

Edible Garden Preliminary Holiday Sales Surge 26.4% Year-Over-Year During Key Time Period

Strong Execution, Increased Velocity, Expanded Distribution and Industry-Leading Fulfillment Drives Results

BELVIDERE, New Jersey – January 06, 2026, — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leading provider of controlled environment agriculture (CEA) solutions and sustainable, locally grown organic produce and products, today announced a 26.4% year-over-year increase in preliminary sales during the Company’s key holiday selling period1 in 2025. Sales growth was broad-based across the Company’s core product portfolio. Cut and potted herbs delivered strong year-over-year gains, increasing approximately 26.7% and 25.0%, respectively. Hydroponic basil also posted solid growth of approximately 16.4%, while wheatgrass sales nearly doubled compared to the prior-year period. Condiments and specialty products further contributed to performance, reflecting increased demand and continued growth within this category.

“We are pleased with our holiday season results, which demonstrate strong consumer demand and disciplined execution across our operations during a critical selling period,” said Jim Kras, Chief Executive Officer of Edible Garden. “Our team’s ability to consistently supply fresh, high-quality products during peak demand periods reflects the operational focus and reliability that continue to support our growth and are increasingly synonymous with the Edible Garden brand.”

“With distribution now reaching more than 5,000 retail locations nationwide, supported by expanded online availability through platforms such as Amazon and PriceSmart, and partnerships with leading retailers including Walmart, Wakefern/ShopRite, Target, Hannaford, Meijer, H Mart, and Tops Friendly Markets, we believe we are well positioned to meet consumers wherever they choose to shop,” Mr. Kras continued. “Our brand is built on the reliable delivery of fresh herbs and specialty offerings such as Pulp® fermented sauces and Pickle Party, supported by fulfillment rates that are among the best in the industry, and our Zero-Waste Inspired® growing platform. As we move into 2026, we remain focused on expanding and strengthening our retail relationships, maintaining consistent execution across our operations, and continuing to deliver the flavorful, sustainable better-for-you solutions that consumers are seeking.”

ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products backed by Zero-Waste Inspired® next generation farming. Offered at over 5,000 stores in the US, Edible Garden is disrupting the CEA and sustainability technology movement with its safety-in-farming protocols, use of sustainable packaging, patented GreenThumb software and self-watering in-store displays. The Company currently operates its own state-of-the-art greenhouses and processing facilities in Belvidere, New Jersey and Grand Rapids, Michigan, and has a network of contract growers, all strategically located near major markets in the U.S. Its proprietary GreenThumb 2.0 patented (US Nos.: US 11,158,006 B1, US 11,410,249 B2 and US 11,830, 088 B2) software optimizes growing in vertical and traditional greenhouses while seeking to reduce pollution-generating food miles. Its proprietary patented (U.S. Patent No. D1,010,365) Self-watering display is designed to increase plant shelf life and provide an enhanced in-store plant display experience. Edible Garden is also a developer of ingredients and proteins, providing an accessible line of plant and whey protein powders under the Vitamin Way® and Vitamin Whey® brands. In addition, the Company’s Kick Sports Nutrition line features premium performance products that cater to today’s health-conscious athletes. Furthermore, Edible Garden offers a line of sustainable food flavoring products such as Pulp gourmet sauces and chili-based products. For more information on Pulp products go to https://www.pulpflavors.com/. For more information on Vitamin Whey® products go to https://vitaminwhey.com/. For more information on Edible Garden go to https://ediblegardenag.com/.

1.	Reflects sales for the period December 14-31, 2025, compared to the period December 15-31, 2024.

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Key Performance Indicator

This press release contains reference to the Company’s fulfillment rate which is a key performance metric management uses to analyze and measure the Company’s financial performance and results of operation. Management uses fulfillment rate as a measure of current and future business and financial performance, and it may not be comparable with measures provided by other companies. The Company defines fulfillment rate as the percentage of orders filled in full, relative to the total number of orders received during the period.

Preliminary, Unaudited Financial Disclosures

The data presented above is preliminary and unaudited, based upon our estimates, and subject to further internal review by management and compilation of actual results. The data presented above does not reflect the impact from vitamins and supplements revenue during this period and may not be reflective of year-over-year trends in consolidated revenue during the quarter ended December 31, 2025 (the “4th Quarter”). Our closing procedures for the 4th Quarter and year ended December 31, 2025, are not yet complete. Our management’s estimates are based upon preliminary information currently available from our business and do not include any promotional deductions. While we expect that our results will be consistent with these preliminary and unaudited estimates, our actual results may differ materially from these preliminary estimates.

This preliminary financial information is not a comprehensive statement of our financial results for this period. For example, herbs, condiments and specialty products constitute only part of our overall revenue, which also includes sales from vitamins and supplements. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, and other developments that may arise between now and the time the closing procedures for the quarter are completed.

This preliminary financial information should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary financial information. The preliminary financial information has been prepared by, and is the responsibility of, our management. CBIZ CPAs P.C. (“CBIZ”), our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, CBIZ does not express an opinion or any other form of assurance with respect thereto.

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Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the Company’s preliminary financial results, overall profitability, ability to expand its distribution network and distribution relationships, and performance as a public company. The words “believe,” “estimate,” “expect,” “may,” “seek,” “should,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company’s ability to achieve its growth objectives, and other factors set forth in the Company’s filings with the Securities and Exchange Act Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2024 and subsequent quarterly reports on Form 10-Q. Actual results might differ materially from those explicit or implicit in the forward-looking statements, specifically our sales growth during the key holiday time period may not (i) reflect our overall revenue growth during the 4th Quarter and the quarter ending March 31, 2026 (the “1st Quarter”), (ii) the amount of sales that the Company recognizes as revenue during the 4th Quarter and will be able to recognize as revenue during the 1st Quarter and (iii) changes in market conditions during the 4th Quarter and the 1st Quarter. The Company’s key holiday time period sales are preliminary and unaudited and are based on the Company’s internal financial records as of the date of this press release. The Company’s independent publicly registered accounting firm, CBIZ has not audited, reviewed, compiled, or performed any procedures with respect to the sales or fulfilment rate for the key holiday time period. Accordingly, CBIZ does not express an opinion or any other form of assurance with respect to these preliminary results. You should not rely upon forward-looking statements as predictions of future events. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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